U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A 1

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 9, 2002



                                V-FORMATION, INC.
                                -----------------
        (Exact name of small business issuer as specified in its charter)

                                   NEW JERSEY
                                   ----------
                        (Current state of incorporation)


          0-25725                                         22-3345169
          -------                                     ------------------
    (Commission File No.)                      (IRS Employer Identification No.)


                               99 Wood Ave. South
                                    Suite 805
                            Iselin, New Jersey 08830
                            ------------------------
                    (Address of principal executive offices)


                  Registrant's telephone number, including area code:
                                 (732) 321-4040

Item 4.  Changes in Registrant's Certifying Accountant.

     On December 9, 2002, Citrin Cooperman & Company, LLP ("Citrin"), the Company's independent accountant for its fiscal year ended December 31, 2001, resigned. Citrin has decided to discontinue auditing services to public companies. Citrin became the successor auditor to Horton & Company, L.L.C. ("Horton"), by virtue of Edward Horton (a principal of Horton & Company, LLC) being admitted as a partner in Citrin in October 2001 and Horton discontinuing auditing services thereafter. Horton had audited the Company's financial statements for its fiscal years ended December 31, 2000 and 1999. The audit report of Horton on the financial statements of the Registrant, as of and for the year ended December 31, 2000 and 1999, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for inclusion of a going concern opinion as part of Horton's report. In connection with the audit of the Company's financial statements as of and for the fiscal year ended December 31, 2000 and 1999, there were no disagreements with Horton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Horton, would have caused them to make reference in connection with its reports to the subject matter of the disagreements. Mr. Horton has agreed not to practice before the Commission until July 2003 pursuant to the SEC's Initial Decision, Release No. 208, Administrative Proceeding File No. 3-10355, dated July 2, 2002. Because of this Order, Mr. Horton is unable to provide the required letter stating whether he agrees with the Company's change of accountants, although the Company has requested it.

     In connection with the audit of the Registrant's financial statements as of and for the fiscal year ended December 31, 2001 and the interim period through December 9, 2002, there were no disagreements with Citrin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Citrin, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

     The audit report of Citrin on the financial statements of the Registrant, as of and for the year ended December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

     Citrin's report contained a separate paragraph stating that "the accompanying financial statements have been prepared assuming that V-Formation, Inc. and subsidiaries will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses and needs to raise additional capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty."

     The Registrant has requested that Citrin furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated January 16, 2003, is filed as Exhibit 16.2 to this Form 8-K/A1.

     In addition, the Registrant has retained the firm of Eisner LLP, Accountants and Advisors, New York, NY, to audit the Registrant's financial statement for its fiscal years ending December 31, 2002 and 2001 and include such report as part of the Registrant's annual report on Form 10-KSB for its fiscal year ended December 31, 2002.

Item 7(c).  Exhibits.

     Number      Exhibit
     ------      -------

     16.2 Revised Letter of Resignation of Registrant's independent certified accountant, Citrin Cooperman & Company, LLP

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to its report to bee signed on its behalf by the undersigned, thereunto duly authorized.

                                        V-FORMATION, INC.
                                        (Registrant)

                                        Dated: January 16, 2003


                                        By:s/ Robert Miragliotta
                                           -------------------------------------
                                        Its: Chief Financial Officer
                                             -----------------------------------